Exhibit 23.3

Jeffrey Wilson
General Manager - Corporate Reserves
Murphy Oil Corporation
9805 Katy Freeway, Suite G-200
Houston, TX 77024

We hereby consent to the reference of our firm and to the use of our report conducting an audit of the Canadian Oil and Gas Properties for the Kaybob Duvernay and Greater Tupper Montney Projects located within the Province of British Columbia and Alberta, Canada, effective December 31, 2023 and dated January 25, 2024 in the Murphy Oil Corporation Form 10-K for the year ended December 31, 2023, Registration Statement Form S‑8, No. 333-256048 and Registration Statement Form S‑3, No. 333-260287 and in any related prospectus, including any reference to our firm under the heading “Experts” in such prospectus.

                        McDaniel & Associates Consultants Ltd.

                        /s/ Jared W. B. Wynveen

                        Jared W. B. Wynveen, P. Eng.
                        Executive Vice President

                        February 23, 2024
                        APEGA PERMIT NUMBER: P3145

2000, Eighth Avenue Place, East Tower, 525 - 8 Avenue SW, Calgary, AB, T2P 1G1 Tel: (403) 262-5506 www.mcdan.com